UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2020
________________________
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
________________________
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)
 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GFN	NASDAQ Global Market
9.00% Series C Cumulative Redeemable Perpetual Preferred Stock (Liquidation Preference $100 per share)	GFNCP	NASDAQ Global Market
8.125% Senior Notes due 2021	GFNSL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTES
Certain References

References to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Insurance Corporation, an Arizona corporation (“GFNI”); GFN North America Leasing Corporation, a Delaware corporation (“GFNNA Leasing”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”); GFN Manufacturing Corporation, a Delaware corporation (“GFNMC”), and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation (collectively “Pac-Van”); and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”); GFN Asia Pacific Holdings Pty Ltd, an Australian corporation (“GFNAPH”), and its subsidiary, Royal Wolf Holdings Pty Limited, an Australian corporation (“RWH”), and its Australian and New Zealand subsidiaries (collectively, “Royal Wolf”).

TABLE OF CONTENTS

		Page

Item 1.01	Entry Into a Material Definitive Agreement	1

Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 10.1	Stock Purchase Agreement dated June 22, 2020 between GEPT and GFN
Exhibit 10.2	Promissory Note dated June 24, 2020 by GFN in favor of GEPT
Exhibit 99.1	Press Release of GFN dated June 23, 2020

i

Item 1.01  Entry Into A Material Definitive Agreement

On June 22, 2020 General Electric Pension Trust (“GEPT”) and GFN entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) under which GFN purchased 911,765 shares of GFN common stock held by GEPT (the “Shares”) at a price of $6.40 per share, the closing price of GFN’s common stock on June 22, 2020, for an aggregate price of $5,835,296 payable on June 24, 2020 and agreed to deliver to GEPT a promissory note of GFN (the “Note”) in the original principal amount of $6,843,381.

The Note provides that GFN will pay GEPT $3,421,690 on each of October 1, 2020 and January 1, 2021 and will bear interest of eight percent per annum if GFN fails to pay GEPT $3,421,690 on either October 1, 2020 or January 1, 2021.

GFN purchased the Shares pursuant to the Stock Purchase Agreement and agreed to deliver the Note to GEPT to satisfy in part and amend GFN’s obligations under the Amended and Restated Securities Purchase Agreement dated September 19, 2017 (the “Securities Purchase Agreement”) among Bison Capital Partners V, L.P. (“Bison”), GFN, GFN U.S. Australasia Holdings, Inc., GFN Asia Pacific Holdings Pty Ltd. and GFN Asia Pacific Finance Pty Ltd. and the $7,750,000 secured senior convertible promissory note issued to GEPT in connection with the Securities Purchase Agreement (the “GEPT Note”).  The Stock Purchase Agreement and the Note extend until January 1, 2021 the time by which GFN must pay GEPT the amounts required to meet GFN’s obligation that GEPT receive a minimum return on investment of 1.75 times the amount originally invested by GEPT in the GEPT Note, as required under Section 9.20 of the Securities Purchase Agreement.

 The foregoing descriptions of the Stock Purchase Agreement and the Note are summaries and are qualified in their entirety by reference to the Stock Purchase Agreement and Note, which is attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01   Other Events

On June 23, 2020 GFN announced that it repurchased 911,765 shares of its common stock in a private transaction completed as a block trade. The shares were originally issued upon the conversion of the GEPT Note purchased under an assignment agreement with Bison as a portion of the $26 million senior secured convertible note Bison acquired on September 19, 2017.

A copy of the press release of GFN dated June 23, 2020 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibit	Exhibit Description

10.1	Stock Purchase Agreement dated June 22, 2020 between GEPT and GFN

10.2	Promissory Note dated June 24, 2020 by GFN in favor of GEPT

99.1	Press Release of GFN dated June 23, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: June 24, 2020	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Stock Purchase Agreement dated June 22, 2020 between GEPT and GFN
10.2	Promissory Note dated June 24, 2020 by GFN in favor of GEPT
99.1	Press Release of GFN dated June 23, 2020